                                                                EXHIBIT 2.1


            FIRST AMENDMENT TO STOCK AND WARRANT PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK AND WARRANT PURCHASE AGREEMENT is dated as of June 14, 1994 and entered into by and between DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Company") and NESTLE HOLDINGS, INC., a Delaware corporation (the "Purchaser") (this "Amendment").


                                    RECITALS

         WHEREAS, on May 6, 1994 the Company and the Purchaser entered into the Stock and Warrant Purchase Agreement (the "Purchase Agreement"); and

         WHEREAS, pursuant to Section 8.10(b) of the Purchase Agreement, the Company and the Purchaser now wish to amend the Purchase Agreement to clarify certain provisions.


                                   AMENDMENT

                 NOW, THEREFORE, the parties agree as follows:

                 1. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                 2. The first parenthentical in Section 5.5 is hereby amended to replace the phrase "individually, any of the events described in clauses (i) and (ii) are referred to herein as a `Transaction'" with the phrase "individually, any of the events described in clauses (i) or (ii) is referred to herein as a `Transaction'" and the second parenthentical in Section 5.5 is hereby amended to replace the phrase "any such initiation, solicitation, pursuit, discussions or negotiations referred to in clauses (a) and (b) is referred to herein as an `Initiating Event'" with the phrase "any such initiation, solicitation, pursuit, discussions or negotiations referred to in clauses (a) or (b) is referred to herein as an `Initiating Event'".

                 3. Clause (ii) of Section 6.2 is hereby amended to replace the phrase "an additional $2.00 per share in cash for each Share and Warrant Share acquired by the Purchaser pursuant to Sections 1.1 and 1.2 during the Contingent Payment Period." with the phrase "an additional $2.00 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock reclassifications or recapitalizations of the Company) in cash for each Share and Warrant Share acquired by the Purchaser pursuant to Sections 1.1 and
1.2 during the Contingent Payment Period.".

                 4. Clause (ii) of Section 6.3(a) is hereby amended to replace the phrase "which have been consented to by the Company" with the phrase "which have been consented to by the Company," and clause (iv) of
Section 6.3(a) is hereby amended to replace the phrase "if such tender or exchange offer has been approved by the Board of Directors and" with the phrase "if such tender or exchange offer has been approved by the Board of Directors or".

                 5. Clause (ii) of Section 8.13(c) is hereby amended to replace the phrase "the occurrence of any of the events described in clauses
(b) and (c) of Section 1(ii) of the Ben & Jerry's Amendments," with the phrase "the occurrence of any of the events described in clauses (b) or (c) of Section 1(ii) of the Ben & Jerry's Amendments,".

                 6.       The definition of "Cronk Trust Agreement" in Section
7.1 is hereby amended to replace the phrase "and December 16, 1990, as in effect on the Effective Date." with the phrase "December 16, 1990 and December 6, 1991, as in effect on the Effective Date."

                 7. The following definitions are hereby added to their proper alphabetical location in Section 7.1: "`Four Rogers Trust' shall mean the Four Rogers Trust created under the Four Rogers Trust Agreement." and "`Four Rogers Trust Agreement' shall mean that certain Trust Agreement Establishing Four Rogers Trust dated as of December 23, 1986, as in effect on the Effective Date."

                 8. Unless otherwise indicated, all references in this Amendment to designated "Sections" are to the designated Sections of the Purchase Agreement.

                 9.       This Amendment shall be effective as of May 6, 1994.

                 10. Except as modified by the foregoing, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        DREYER'S GRAND ICE CREAM, INC.


                                            /s/ T. Gary Rogers
                                        _____________________________________
                                        By:     T. Gary Rogers
                                        Title:  Chairman of the Board and
                                                Chief Executive Officer



                                        NESTLE HOLDINGS, INC.


                                            /s/ Mario A. Corti
                                        _____________________________________
                                        By:     Mario A. Corti
                                        Title:  Senior Vice President-Finance





                                      S-1